Exhibit 99


[LOGO OF HERSHEY FOODS APPEARS HERE]       HERSHEY FOODS NEWS
                                           Hershey Foods Corporation
                                           100 Crystal A Drive
                                           Hershey, PA  17033
                                           E-Mail: pr@hersheys.com
                                                   ---------------
                                           http://www.hersheys.com

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FOR IMMEDIATE RELEASE                     CONTACT:
                                          John C. Long
                                          717-534-7631

                                          FINANCIAL CONTACT:
                                          James A. Edris
                                          717-534-7556


          Hershey Foods Completes Acquisition of Nabisco's Intense and
                    Breath Freshener Mints and Gum Businesses

HERSHEY, Pa. -- Hershey Foods Corporation (NYSE: HSY) announced today that it has completed the purchase of Nabisco's intense and breath freshener mints and gum businesses.

As previously disclosed, Hershey paid $135 million to acquire the businesses, including Ice Breakers and Breath Savers Cool Blasts intense mints, Breath Savers mints, and Ice Breakers, Care*free, Stick*free, Bubble Yum and Fruit Stripe gums. Also included in the purchase is Nabisco's gum-manufacturing plant in Las Piedras, Puerto Rico. The businesses had 1999 sales of approximately $270 million.

Hershey Foods Corporation is the leading North American manufacturer of quality chocolate and non-chocolate confectionery and chocolate-related grocery products and has a variety of international operations.

SAFE HARBOR STATEMENT
---------------------

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results might differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in consumer preferences; changes in governmental laws and regulations, including taxes; market demand for new and existing products; the Corporation's ability to implement improvements to and reduce costs associated with the Corporation's customer service, warehousing and order fulfillment processes and systems; and changes in raw material costs, as discussed in the Corporation's Annual Report on Form 10-K for 1999.

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